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                                                                     EXHIBIT 1.1

                                2,000,000 SHARES


                                     AVIRON

                    COMMON STOCK (PAR VALUE $0.001 PER SHARE)




                             UNDERWRITING AGREEMENT






_______________, 2000



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                                                           _______________, 2000




Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o Morgan Stanley & Co.
    Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

        AVIRON, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 2,000,000 shares of its common stock, par value $0.001 per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 200,000 shares of its common stock, par value $0.001 per share (the "ADDITIONAL COMPANY SHARES") and the shareholder of the Company named in Schedule II hereto (the "SELLING SHAREHOLDER") proposes to sell to the several Underwriters not more than 100,000 shares of the common stock, par value $0.001 per share of the Company (the "SELLING SHAREHOLDER SHARES", together with the Additional Company Shares, the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $0.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the "SELLERS."

        The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the



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"REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." Any reference to the term Registration Statement, preliminary prospectus or Prospectus shall include the documents incorporated therein by reference. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

        1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.




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               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (d) The subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole; all of the issued shares of capital stock of the subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (g) The shares of Common Stock (including the Selling Shareholder Shares) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

               (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will


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        not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) There are no legal or governmental proceedings pending or threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (n) The Company and its subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or


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        hazardous or toxic substances or wastes, pollutants or contaminants
        ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (p) The Company and its subsidiary possess all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct their respective businesses and to own, lease, license and use their respective properties in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiary, taken as a whole, and the Company and its subsidiary have not received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the Company and its subsidiary, taken as a whole, except as described in the Prospectus.

               (q) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its businesses in the manner described in the Prospectus or could obtain such licenses or rights on terms that would not have a material adverse effect on the Company and its subsidiary, taken as a whole, and, except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any patents,


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        copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in any material adverse effect on the Company and its subsidiary, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any patent or other intellectual property right of any third party, or any discovery, invention, product or process that is the object of a patent application filed by any third party known to the Company, except for any such infringement or conflict which would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as described in the Prospectus, all of which have been validly waived.

               (s) Each agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, has been filed as an exhibit to the Registration Statement.

        2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

               (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

               (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of his obligations under, this Agreement, the Custody Agreement signed by the Selling Shareholder and BankBoston, N.A., as Custodian, relating to the deposit of the Selling Shareholder Shares (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as the Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling


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        Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of his obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (c) The Selling Shareholder has, and on the Option Closing Date will have, valid title to the Selling Shareholder Shares and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Selling Shareholder Shares.

               (d) The Selling Shareholder Shares are fully paid.

               (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder.

               (f) Delivery of the Selling Shareholder Shares pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming the Underwriters have purchased the Selling Shareholder Shares in good faith and without notice of any adverse claims.

        3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "PURCHASE PRICE").

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 450,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later


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than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If the Underwriters shall exercise such option for less than all of the Additional Shares, the Underwriters shall purchase from each Seller, approximately the same percentage of shares that each Seller has committed to sell, respectively, as Additional Shares.

        The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant by the Company of stock options and issuances of shares of Common Stock pursuant to the terms of an employee benefit plan in effect on the date hereof and issuances of shares of Common Stock pursuant to the exercise of such options or exercise of stock options outstanding on the date hereof, (C) the issuance by the Company of shares of Common Stock upon the exercise of a warrant or the conversion of a security outstanding on the date hereof, (D) the issuance by the Company of shares of Common Stock to Acqua Wellington North American Equities Fund, Ltd. ("ACQUA WELLINGTON") pursuant to the Common Stock Purchase Agreement between the Company and Acqua Wellington dated as of January 11, 2000, (E) the issuance by the Company of shares of Common Stock to American Home Products Corporation in a private placement concurrent with the Shares to be sold hereunder or (F) the issuance of a warrant to ARCH Development Corp. pursuant to any settlement agreement between the Company and ARCH Development Corp.

        4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the


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Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price. No Underwriter may allow, and no dealer may reallow, a concession to any Underwriter or dealer.

        5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2000, or at such other time on the same or such other date, not later than _________, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

        Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

        Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:


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               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                   (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Cooley Godward LLP, outside counsel for the Company, dated the Closing Date, or the Option Closing Date, as the case may be, to the effect that:

                   (i) the Company has been duly incorporated, is validly
               existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and, to such counsel's knowledge, is


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               duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure of the Company to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary taken as a whole;

                   (ii) the authorized and outstanding capital stock of the
               Company is as set forth in the Prospectus on the dates set forth therein under the caption "Capitalization;" the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                   (iii) the shares of Common Stock (including the Selling
               Shareholder Shares) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                   (iv) the Shares to be sold by the Company have been duly
               authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive rights, preemptive rights under the Company's certificate of incorporation or to such counsel's knowledge, similar rights;

                   (v) this Agreement has been duly authorized, executed and
               delivered by the Company;

                   (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (as to which such counsel expresses no opinion) or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole that has been filed as an exhibit to the Registration Statement, or, to such counsel's knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no


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               consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (as to which such counsel expresses no opinion);

                   (vii) the statements (A) in the Prospectus under the captions
               "Description of Capital Stock" and "Underwriters" (insofar as it relates to this Agreement) and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Securities Act and applicable rules and regulations of the Commission thereunder;

                   (viii) such counsel does not know of any legal or
               governmental proceedings pending or threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (ix) the Company is not, and after giving effect to the
               offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                   (x) such counsel is of the opinion that each document filed pursuant to the Exchange Act prior to the Closing Date and incorporated by reference into the Registration Statement and Prospectus (except for the operating statistics, financial statements, financial schedules, and other financial data included therein as which such counsel need not express any opinion) at the time they were filed complied as to form in all material respects with the


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               requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                   (xi) no consent, approval, authorization or order of or
               qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and the Exchange Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the offer and sale of the Shares by the Underwriters (and such counsel expresses no opinion as to state securities or Blue Sky laws);

                   (xii) to such counsel's knowledge, the Company is not
               presently (a) in material violation of its charter or bylaws, or
               (b) subject to any material order, writ or decree applicable specifically to the Company of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations; and

                   (xiii) such counsel (A) is of the opinion that the
               Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules, related notes, and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules, related notes, and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any belief) the Prospectus as of its effective date contained, or as of the Closing Date contains, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) The Underwriters shall have received on the Closing Date an opinion of Pennie and Edmonds, patent counsel for the Company as to Section A of the Patent Portfolio, dated the Closing Date, to the effect that:

                   (i) to the best of such counsel's knowledge, each of the U.S.
               patents and patent applications listed in Section A of the Patent Portfolio is assigned only to the Company;

                   (ii) to the best of such counsel's knowledge, except for any rights that may be reserved to the U.S. government, no other third party has any rights to the patents and patent applications listed in Schedule A of the Patent Portfolio;

                   (iii) to the best of such counsel's knowledge, there are no material legal or governmental proceedings, pending or threatened, with respect to any issued United States patent listed in Section A of the Patent Portfolio;

                   (iv) to the best of such counsel's knowledge, except as
               disclosed in the Prospectus, the Company has not received any notice with respect to the potential infringement of, conflict with or proceedings against any patents, trademarks, copyrights, trade secrets, or proprietary rights, of others;

                   (v) to the best of such counsel's knowledge, no third parties are infringing the issued United States patents listed in Schedule A of the Patent Portfolio;

                   (vi) although there can be no guarantee that any particular patent application will issue as a patent, each of the U.S. patent applications listed in Schedule A of the Patent Portfolio was properly filed in, and is being diligently prosecuted before, the United States Patent and Trademark Office;

                   (vii) although there can be no guarantee that any particular patent application will issue as a patent, each of the U.S. patent applications listed in Schedule A of the Patent Portfolio, from the time we assumed responsibility for the prosecution, is being diligently prosecuted before the United States Patent and Trademark Office; and

                   (viii) the statements contained (A) in the Registration
               Statement and Prospectus under the caption "Business - Legal Proceedings" and (B) in the Company's Form 10-K for the year ended December 31, 1999 in Item 3 -- Legal Proceedings, in each case, with respect to the first paragraph thereunder regarding proceedings before the European Patent Office, insofar as such statements constitute matters of law, are a fair and accurate summary of the matters set forth therein.

               (e) The Underwriters shall have received on the Closing Date an opinion of Marshall O'Toole Gerstein Murray & Borun, patent counsel for the Company as to Section B of the Patent Portfolio, dated the Closing Date, to the effect that:

                   (i) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings relating to patent rights owned, licensed, or used by the Company pending against the Company or any third parties and, except for the Company's pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to patent rights owned, licensed or used by third parties pending against the Company. To the best of such counsel's knowledge, other than those disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or others;

                   (ii) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has no notice of any infringement by a third party of any patent owned or used by the Company; and to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has not received notice of any claims of infringement by the Company of any patent owned or used by a third party;

                   (iii) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company or one of its licensors is the sole assignee for each patent and patent application listed in Section B of the Patent Portfolio. To the best of such counsel's knowledge, the assignments by the named inventors have been submitted to the USPTO and those assignments have been recorded in the assignment records of the USPTO. However, in one or more of the patents and patent applications listed in Section B of the Patent Portfolio, the United States government may hold a nonexclusive, royalty-free license as a result of providing research funding;

                   (iv) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company's United States patent applications listed in Section B of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such United States application, except as otherwise noted in Exhibit B attached to this opinion, an Official Filing Receipt has been received from the USPTO. As to each of such applications, such counsel is not aware of any material defect of form in preparation or filing. However, there is no assurance that patents will issue from any pending United States application, or that any claims will be allowed without amendment. Neither is there any assurance that a patent will issue without appeal to the Board of Patent Appeals and Interferences or to the Federal courts;

                   (v) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, each of the Company's foreign patents and patent applications listed in Section B of the Patent Portfolio has been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company or one its licensors as applicant and/or owner of record. The Patent Cooperation Treaty applications have been submitted directly to the relevant patent examining authority of those countries naming the Company or one of its licensors as the applicant and/or owner of record. In each such application, written confirmation has been received that the application has been accepted for filing by such patent office, or patent examining authority. There is no assurance that the patent offices of the respective countries will not reject the claims of the foreign patent applications as being unpatentable, or that any claims will be allowed without amendment, nor is there any assurance that these patent authorities will ultimately conclude that the foreign patent applications meet all requirements for patentability. Such counsel is not aware of any material defect of form in preparation or filing. To the best of such counsel's knowledge, other than two oppositions filed in the European Patent Office against European Patent No. 500,917 corresponding to Aviron reference No. 5005- EP as listed in Section B of the Patent Portfolio, there are no legal or governmental proceedings relating to any foreign patent rights or foreign parent applications owned, licensed or used by the Company pending against the Company or any third party and, except for prosecution of pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to any foreign patent rights of foreign patent applications owned, licensed or used by third parties pending against Aviron. To the best of such counsel's knowledge, other than otherwise disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or others; and

                   (vi) the patent applications in Section B of the Patent
               Portfolio are being diligently pursued.

               (f) The Underwriters shall have received on the Closing Date an opinion of the Law Office of LuAnn Cserr, outside patent counsel for the Company, dated the Closing Date, or the Option Closing Date, as the case may be, to the effect that:

                   (i) except as disclosed in the Prospectus under the caption
               "Risk Factors - We may not receive patent protection for our potential products and manufacturing processes," to the best of such counsel's knowledge, the Company has received no notice of any infringement or misappropriation by a third party of any patent in Section C of the Patent Portfolio attached hereto as Exhibit B (the "Patent Portfolio") or notice of any infringement or misappropriation by the Company of any patents, trade secrets, trademarks, trade names, copyrights or other proprietary rights of a third party, other than notices of opposition to the Company's trademark applications for the mark "AVIRON" in Germany and a notice of potential infringement for such trademark application in France;

                   (ii) except as disclosed in the Prospectus under the captions
               "Risk Factors - We may not receive patent protection for our potential products and manufacturing processes" and "Business - Legal Proceedings," to the best of such counsel's knowledge, the

               Company or its licensor is the sole assignee for each patent and patent application listed in Section C of the Patent Portfolio. Except as otherwise noted in Section C of the Patent Portfolio attached hereto, for each of the United States patents and patent applications, the assignments by the named inventors have been submitted to the United States Patent and Trademark Office ("USPTO") and those assignments have been recorded in the Patent Office's title records. However, in one or more of the patents and patent applications listed in Section C of the Patent Portfolio, the United States government may hold a nonexclusive, royalty free license as a result of providing research funding;

                   (iii) to such counsel's knowledge, the Company's United
               States patent applications listed in Section C of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such U.S. application, such counsel is not aware of any material defect of form in preparation or filing;

                   (iv) to such counsel's knowledge, except as disclosed in the
               Prospectus, as to each of the Company's foreign patent applications listed in Section C of the Patent Portfolio, the applications have either (a) except as noted in Section C of the Patent Portfolio attached hereto, been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company as the applicant of record, or (b) as to certain Patent Cooperation Treaty applications, been submitted directly to the relevant receiving office naming the Company as the applicant of record. To the best of such counsel's knowledge and except as noted in Section C of the Patent Portfolio, as to each of such applications, the Company has not received notice from any foreign filing authority of any material defect of form in preparation or filing; and

               (g) The Underwriters shall have received on the Closing Date an opinion of Irell Manella LLP, outside patent counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the statements regarding the case entitled "Joany Chou v. The University of Chicago, ARCH Development Corp., Bernard Roizman and Aviron Company" (A) in the Prospectus under the Caption "Business -- Legal Proceedings" and (B) in the Company's Form 10-K for the year ended December 31, 1999 in Item 3 -- Legal Proceedings, in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               (h) The Underwriters shall have received on the Closing Date an opinion of Taylor Joynson Garrett, outside U.K. counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

                   (i) the subsidiary of the Company is duly incorporated and existing as a private limited company registered in England under company number 3854275 and is authorised pursuant to its Memorandum of Association to carry on its current business and to occupy its current premises. The subsidiary of the Company is in good standing as shown by the Certificate of Good Standing received from the Registrar of Companies; and

                   (ii) the authorised share capital of the subsidiary of the
               Company of 1000 is (pound)1000 divided into 1000 ordinary shares of (pound)1 each of which (pound)1 share has been validly issued in accordance with preemption rights and is fully paid up. Aviron is the registered owner of the only issued ordinary share of (pound)1 in the capital of the subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

               (i) The Underwriters shall have received on the Option Closing Date an opinion of Cooley Godward LLP, counsel to the Selling Shareholder, dated the Option Closing Date to the effect that:

                   (i) this Agreement has been duly authorized, executed and
               delivered by or on behalf of the Selling Shareholder;

                   (ii) the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of the Selling Shareholder will not, to the best of such counsel's knowledge, contravene any judgment, order or decree of any governmental body, agency or court entered against the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares as to which such counsel need not express an opinion;

                   (iii) the Selling Shareholder has valid title to the Shares to be sold by the Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of the Selling Shareholder and to sell, transfer and deliver the Selling Shareholder Shares;

                   (iv) the Custody Agreement and the Power of Attorney of the
               Selling Shareholder has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, except as enforceability might be limited by general equitable principles, bankruptcy insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general equitable principles and to limitations on availability of equitable relief, and except as to those provisions relating to indemnity or contribution as to which such counsel expresses no opinion; and

                   (v) delivery of the Selling Shareholder Shares pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming the Underwriters have purchased the Selling Shareholder Shares in good faith and without notice of any adverse claims.

               (j) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xiii) above.

               With respect to Section 6(c)(xiii) above, Cooley Godward LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification, except as specified.

               The opinions of Cooley Godward LLP, Pennie and Edmonds, Marshall O'Toole Gerstein Murray & Borun, the Law Offices of LuAnn Cserr, Irell Manella LLP and Taylor Joynson Garrett described in Sections 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), and 6(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (l) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

        7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and counsel to the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

        8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

       (b) The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either such section, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided that with respect to any amount due an indemnified person under this paragraph (b), the Selling Shareholder shall be liable only to the extent of the net proceeds received by the Selling Shareholder from the sale of the Selling Shareholder shares; and provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

       (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

       (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

       (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

       (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

        9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

       10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

       11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

       13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    AVIRON



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:




                                    The Selling Shareholder Named
                                    In Schedule II Hereto


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO.
     INCORPORATED
BEAR, STEARNS & CO. INC.
U.S. BANCORP PIPER JAFFRAY INC.

Acting severally on behalf of themselves and the several Underwriters named in
     Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated



By:
     ----------------------------------------
     Name:
     Title:

                                                                      SCHEDULE I



                                                        NUMBER-OF-FIRM-SHARES
                 UNDERWRITER                               TO BE PURCHASED
----------------------------------------------------    ---------------------
Morgan Stanley & Co. Incorporated..................
Bear, Stearns & Co. Inc............................
U.S. Bancorp Piper Jaffray Inc.....................

[NAMES OF OTHER UNDERWRITERS]......................




                                                      --------------------------
        Total:.....................................   2,000,000
                                                      ==========================

                                                                     SCHEDULE II


                               SELLING SHAREHOLDER


               J. Leighton Read, M.D.

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                                        _____________, 2000



Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

        The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Aviron, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 3,000,000 shares (the "SHARES") of the common stock, par value $0.001 per share of the Company (the "COMMON STOCK").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common

Stock or other securities acquired in open market transactions after the completion of the Public Offering. Notwithstanding the foregoing, (i) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement will terminate if the Underwriting Agreement has not been executed on or before August 1, 2000 or if the Company notifies you (with the prior written consent of Morgan Stanley, such consent not to be unreasonably withheld) that it does not intend to proceed with the Public Offering.

                                    Very truly yours,



                                    --------------------------------------------
                                    (Name)



                                    --------------------------------------------
                                    (Address)


                                       2